UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 16, 2013

Date of Report (Date of earliest event reported)

AMERISERV FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Main and Franklin Streets, Johnstown, Pennsylvania		15901
(Address of principal executive offices)		(Zip Code)

(814) 533-5300 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On May 16, 2013, the Board of Directors of AmeriServ Financial, Inc. (the “Company”) amended the bylaws of the Company.  Such amendments:  (i) add provisions relating to the position of  Non-Executive Vice Chairman of the Board, (ii) fix the number of directors at fifteen, plus the Chief Executive Officer of the Company, (iii) add provisions relating to the newly created Board Enterprise Risk and Technology Committees of the Board of Directors, (iv) add language to clarify that members of the Executive Committee, the Audit Committee, the Nominating Committee, and the Compensation Committee of the Board of Directors must qualify as independent under Nasdaq listing standards,  (v) add an advance notice provision for proposals to be considered at shareholder meetings, (vi) require certain additional disclosures in connection with advance notices of shareholder nominations for directors, (vii) clarify the ability of the Board of Directors to set the date of an annual meeting of shareholders, and (viii) delete language relating to reductions in the size of the Board of Directors.  The foregoing description of the amendments to the bylaws of the Company is qualified in its entirety by reference to the full text of such amendments, effective as of May 16, 2013, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits:

3.2

Amendments to Bylaws of AmeriServ Financial, Inc., effective as of May 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Dated: May 22, 2013	By:	/s/ Jeffrey A. Stopko
Jeffrey A. Stopko
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amendments to Bylaws of AmeriServ Financial, Inc., effective as of May 16, 2013